Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information
On November 19, 2010, Insteel Industries, Inc., through its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel”), purchased certain assets and assumed certain liabilities of Ivy Steel & Wire, Inc. (“Ivy”), a division of Oldcastle, Inc., the U.S. holding company of CRH PLC (the “Ivy Acquisition”).
The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of operations of Insteel and Ivy, giving effect to the Ivy Acquisition using the purchase method of accounting. The unaudited pro forma condensed combined balance sheet as of October 2, 2010 gives effect to the Ivy Acquisition as if it had occurred on October 2, 2010. The unaudited pro forma condensed combined statement of operations for the year ended October 2, 2010 gives effect to the Ivy Acquisition as if it had occurred at the beginning of the year. The pro forma information presented, including the purchase price allocation, is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed. These preliminary estimates and the asset lives that were assigned to compute depreciation materially impact Insteel’s results of operations. Any adjustments that are made in Insteel’s final purchase accounting assessment with respect to the Ivy Acquisition could potentially result in material changes in the valuation of the assets acquired and liabilities assumed. Insteel will finalize the purchase price allocation as soon as practicable, but no later than one year following the date of the Ivy Acquisition. The final purchase price allocation will be reflected in Insteel’s filings with the U.S. Securities and Exchange Commission (“SEC”) for periods presented subsequent to the date upon which it is finalized. The pro forma financial information is based on certain assumptions and adjustments as discussed in the accompanying notes to the unaudited pro forma condensed combined financial statements. Certain historical balance sheet and income statement amounts for Ivy have been reclassified to conform to the financial statement presentation of Insteel.
Ivy’s fiscal year ends on the Saturday closest to December 31 and is comprised of 52 weeks. Accordingly, Ivy’s fiscal year 2009 ended on December 26, 2009. Insteel’s fiscal year ends on the Saturday closest to the end of September and is comprised of 52 or 53 weeks. Due to the differences in the fiscal year-end dates for Insteel and Ivy, the unaudited pro forma condensed combined financial statements are prepared based on a comparable period. The unaudited pro forma condensed combined balance sheet as of October 2, 2010 is presented based on Insteel’s historical balance sheet as of October 2, 2010 and Ivy’s historical balance sheet as of September 25, 2010. The unaudited pro forma condensed combined statement of operations for the year ended October 2, 2010 is presented based on Insteel’s fiscal year ended October 2, 2010 and Ivy’s 52-week period ended September 25, 2010. Ivy’s 52-week historical statement of operations for the period ended September 25, 2010 was derived by combining the results for the 13-week period ended December 26, 2009 and the 39-week period ended September 25, 2010.
The unaudited pro forma condensed combined financial statements, including the notes thereto, do not give effect to any cost savings or other synergies that could result from the Ivy Acquisition. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Insteel had the Ivy Acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Insteel at any future date or the consolidated results of operations of Insteel for any future period. In addition, the preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial statements. Actual results could differ materially from these estimates and assumptions.
The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of Insteel included in its Annual Report on Form 10-K for the year ended October 2, 2010 and the financial statements of Ivy included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 4, 2011.

Insteel Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
October 2, 2010
(In thousands)

	Historical		Pro Forma
	Insteel	Ivy
	October 2,	September 25,	Pro Forma		Combined
	2010	2010	Adjustments		Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$45,935	$—	$(37,588)	(A)
			(3,200)	(E)	$5,147
Accounts receivable, net	24,970	12,684	(12,684)	(C)	24,970
Inventories	43,919	34,536	(9,464)	(B)
			(4,487)	(C)	64,504
Prepaid expenses and other	3,931	937	280	(A)
			(937)	(C)	4,211
Assets held for sale, net	—	1,152	(1,152)	(C)	—

Total current assets	118,755	49,309	(69,232)		98,832
Property, plant and equipment, net	58,653	33,953	3,990	(B)
			(732)	(C)	95,864
Intangibles, net	—	3,319	(3,319)	(C)	—
Other assets	5,097	—	1,216	(F)	6,313

Total assets	$182,505	$86,581	$(68,077)		$201,009

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20,689	$9,531	$(3,268)	(C)	$26,952
Accrued expenses	5,929	3,429	(2,704)	(C)	6,654
Capital lease obligations	—	140	(140)	(C)	—
Current liabilities of discontinued operations	210	—	—		210

Total current liabilities	26,828	13,100	(6,112)		33,816
Long-term debt	—	1,230	13,500	(A)
			(1,230)	(C)	13,500
Other liabilities	7,521	118	(118)	(G)	7,521
Long-term liabilities of discontinued operations	280	—	—		280

Total liabilities	34,629	14,448	6,040		55,117
Commitments and contingencies (Note 4)
Shareholders’ equity:
Common stock	17,579	—	—		17,579
Additional paid-in capital	45,950	—	—		45,950
Owners’ net investment	—	72,133	(72,133)	(D)	—
Retained earnings	86,656	—	(3,200)	(E)
			1,216	(F)	84,672
Accumulated other comprehensive loss	(2,309)	—	—		(2,309)

Total shareholders’ equity	147,876	72,133	(74,117)		145,892

Total liabilities and shareholders’ equity	$182,505	$86,581	$(68,077)		$201,009

See accompanying notes to unaudited pro forma condensed combined financial statements.

Insteel Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended October 2, 2010
(In thousands, except per share data)

	Historical		Pro Forma
	Insteel	Ivy
	Year Ended	Year Ended
	October 2,	September 25,	Pro Forma		Combined
	2010	2010	Adjustments		Pro Forma
Net sales	$211,586	$105,003	$(5,634	)(K)	$310,955
Cost of sales	193,595	120,404	(7,021	)(K)
			(2,546	)(L)	304,432

Gross profit (loss)	17,991	(15,401)	3,933		6,523
Selling, general and administrative expense	16,024	22,434	(15,549	)(K)
			(153)	(L)	22,756
Other income, net	(291)	—	—		(291)
Legal settlement	1,487	—	—		1,487
Interest expense	453	100	680	(I)	1,233
Interest income	(102)	—	75	(H)	(27)

Earnings (loss) from continuing operations before income taxes	420	(37,935)	18,880		(18,635)
Income taxes	(38)	—	(7,241	)(J)	(7,279)

Earnings (loss) from continuing operations	458	(37,935)	26,121		(11,356)
Earnings from discontinued operations net of income taxes of $217	15	—	—		15

Net earnings (loss)	$473	$(37,935)	$26,121		$(11,341)

Per share amounts (Note 5):
Basic:
Earnings (loss) from continuing operations	$0.03	—	—		$(0.65)
Earnings from discontinued operations	—	—	—		—

Net earnings (loss)	$0.03	—	—		$(0.65)

Diluted:
Earnings (loss) from continuing operations	$0.03	—	—		$(0.65)
Earnings from discontinued operations	—	—	—		—

Net earnings (loss)	$0.03	—	—		$(0.65)

Cash dividends declared	$0.12	—	—		$0.12

Weighted average shares outstanding:
Basic	17,466	—	—		17,466

Diluted	17,564	—	—		17,466

See accompanying notes to unaudited pro forma condensed combined financial statements.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except per share information)
(1) Basis of Presentation
     On November 19, 2010, Insteel Industries, Inc. (“the Company”), through its wholly-owned subsidiary, Insteel Wire Products Company, a North Carolina corporation, purchased certain assets and assumed certain liabilities of Ivy Steel & Wire, Inc. (“Ivy”), a division of Oldcastle, Inc., the U.S. holding company of CRH PLC, (the “Ivy Acquisition”).
     The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. The condensed combined financial statements present the results of operations for the year ended October 2, 2010 and give effect to the Ivy Acquisition as if it had occurred at the beginning of the period and for the unaudited condensed combined balance sheet on October 2, 2010. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Ivy Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results and exclude nonrecurring charges directly attributable to the Ivy Acquisition.
     Ivy’s fiscal year ends on the Saturday closest to December 31 and is comprised of 52 weeks. Accordingly, Ivy’s fiscal year 2009 ended on December 26, 2009. The Company’s fiscal year ends on the Saturday closest to the end of September and is comprised of 52 or 53 weeks. Due to the differences in the fiscal year-end dates for the Company and Ivy, the unaudited pro forma condensed combined financial statements are prepared based on a comparable period. The unaudited pro forma condensed combined balance sheet as of October 2, 2010 is presented based on the Company’s balance sheet as of October 2, 2010 and Ivy’s balance sheet as of September 25, 2010. The unaudited pro forma condensed combined statement of operations for the year ended October 2, 2010 is presented based on the Company’s fiscal year ended October 2, 2010 and Ivy’s 52-week period ended September 25, 2010. Ivy’s 52-week historical statement of operations for the period ended September 25, 2010 was derived by combining the results of the 13-week period ended December 26, 2009 and the 39-week period ended September 25, 2010.
     The unaudited pro forma condensed combined financial information is not intended to reflect the financial position and results of operations that would have actually occurred had the Ivy Acquisition been effected on the dates indicated above. Furthermore, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future. The Company’s actual results following the date of the Ivy Acquisition may differ significantly from the amounts reflected in the unaudited pro forma condensed combined financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and the actual amounts, differences between the final valuations of the assets acquired and liabilities assumed and the preliminary amounts, and the post-closing adjustments provided for in the Asset Purchase Agreement. In addition, no adjustments have been made to reflect the non-recurring integration-related costs that may have been incurred or the favorable impact of the operating synergies that may have been realized had the acquisition occurred on October 4, 2009.
(2) Preliminary Purchase Price Allocation
     The aggregate preliminary purchase price of the Ivy Acquisition was approximately $51.1 million, consisting of $37.6 million in cash and a $13.5 million secured subordinated promissory note issued to Ivy (the “Note”). The purchase price is subject to a post-closing working capital adjustment and certain additional post-closing adjustments. Subsequent to the date of the Ivy Acquisition, the amount of the purchase price paid was reduced by approximately $0.3 million to $50.8 million based on the final post-closing working capital adjustment, subject to certain additional post-closing adjustments.
     Following is a summary of the preliminary purchase price allocation (net of the working capital adjustment) as of November 19, 2010:

(In thousands)
Assets acquired:
Inventories	$20,585
Property, plant and equipment	37,211

Total assets acquired	$57,796

Liabilities assumed:
Accounts payable	$(6,263)
Accrued expenses	(725)

Total liabilities assumed	$(6,988)

Net assets acquired	$50,808

     The purchase price allocation will remain preliminary until the Company has completed its final valuation of the assets acquired and liabilities assumed, including the finalization of any additional post-closing adjustments. The final determination of the purchase price allocation is expected to be completed as soon as practicable but no later than one year following the date of the Ivy Acquisition. The final amounts allocated to the assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined balance sheet.
(3) Pro Forma Adjustments
     Following are explanations of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations:
Pro Forma Adjustments — Condensed Combined Balance Sheet
(A) Purchase Price Consideration
     Reflects the Company’s purchase price consideration consisting of the payment of $37.6 million in cash and the issuance of the Note. Subsequent to the date of the Ivy Acquisition, the Company recorded a post-closing working capital adjustment of $0.3 million which reduced the purchase price to $50.8 million, subject to certain additional post-closing adjustments. The aggregate future maturities of the Note, based on its contractual terms, are as follows:

(in thousands)
2011	$675
2012	675
2013	675
2014	5,737
2015	5,738

Total	$13,500

(B) Fair Value of Assets Acquired and Liabilities Assumed
     Reflects the adjustment of the assets acquired and liabilities assumed of Ivy to their preliminary estimated fair values as of the date of the Ivy Acquisition (see Note 2 for further information).
(C) Assets and Liabilities Not Purchased
     Reflects the elimination of certain assets and liabilities of Ivy that were not purchased by the Company.
(D) Total Shareholders’ Equity
     Reflects the elimination of the historical shareholders’ equity of Ivy.
(E) Acquisition Costs

     Reflects the estimated total acquisition-related costs of approximately $3.2 million, which consist primarily of advisory, legal, accounting and other professional fees. The adjustment amount reflects the use of cash and cash equivalents to pay for these costs. The expense has not been included in the accompanying pro forma condensed combined statement of operations due to its non-recurring nature, but is reflected as an adjustment to retained earnings.
(F) Deferred Taxes
     Reflects the increase in deferred tax assets of $1.2 million related to the tax treatment of the Ivy Acquisition costs using a statutory rate of 38%.
(G) Elimination of Intercompany Balances
     Reflects the elimination of Ivy intercompany balances with its former parent company.
Pro Forma Adjustments — Condensed Combined Statement of Operations
(H) Reduction of Interest Income
     Reflects the reduction in interest income resulting from the $40.5 million decrease in the average cash balance, which is the $37.3 million of cash paid for the Ivy Acquisition following the post-closing working capital adjustment and the $3.2 million of cash paid for acquisition-related costs. A weighted-average interest rate of 0.19% was applied to the reduction in cash for the year ended October 2, 2010.
(I) Adjustment of Interest Expense
     Reflects the interest expense on the Note that was issued in connection with the Ivy Acquisition and matures on November 19, 2015. The Note requires semi-annual interest payments in arrears, and annual principal payments payable on November 19th of each year during the period 2011 — 2015. The Note bears interest on the unpaid principal balance at a fixed rate of 6% per annum and is collateralized by certain of the real property and equipment acquired from Ivy.

(in thousands)
Historical Ivy balances	$(100)
Pro forma interest expense	780

Total	$680

(J) Income Taxes
     Reflects the adjustment to the income tax provision resulting from the application of the estimated statutory rate of 38% to Ivy’s historical earnings and the pro forma adjustments.
(K) Elimination of Sales, Cost of Sales and Selling, General and Administrative Expenses
     Reflects the elimination of transactions related to Ivy operations that were not purchased by the Company.
(L) Depreciation Expense
     Reflects depreciation expense after adjusting for the elimination of Ivy’s historical balances and the addition of pro forma depreciation expense. Pro forma depreciation expense was calculated after adjusting the cost basis of property, plant and equipment to fair value (see Note 2 for further information) and using straight-line depreciation with assigned useful lives ranging from 1 to 15 years for property and equipment and 15 to 20 years for buildings. Due to the nature of the assets acquired, the pro forma depreciation expense was entirely attributed to cost of sales.

		Selling, General and
		Administrative
(in thousands)	Cost of Sales	Expense	Total
Historical Ivy balances	$(5,084)	$(153)	$(5,237)
Pro forma depreciation	2,538	—	2,538

Total	$(2,546)	$(153)	$(2,699)

(4) Commitments and Contingencies
     Per the terms of the Asset Purchase Agreement relating to the Ivy Acquisition, although the Company did assume certain contractual obligations of Ivy, the terms of the assumed contracts did not result in the recognition of a liability. The Company did not assume any contingencies of Ivy including, but not limited to, those relating to litigation or environmental matters.
(5) Adjustment to Common Shares and Equivalents Outstanding
     Pro forma basic and diluted earnings per common share for the year ended October 2, 2010 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s results of operations, including earnings per share, would have actually been had the Ivy Acquisition occurred on October 4, 2009, what such results will be for any future periods or what the consolidated balance sheet would have been had the Ivy Acquisition occurred on October 2, 2010. The Company’s actual results following the date of the Ivy Acquisition including earnings per share may differ significantly from the amounts reflected in the unaudited pro forma condensed combined financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and the actual amounts, differences between the final valuations of the assets acquired and liabilities assumed and the preliminary amounts, and the post-closing adjustments provided for in the Asset Purchase Agreement. In addition, no adjustments have been made to reflect the non-recurring integration-related costs that may have been incurred or the favorable impact of the operating synergies that may have been realized had the Ivy Acquisition occurred on October 4, 2009.
     Following is the computation of pro forma basic and diluted earnings per common share for the year ended October 2, 2010:

	For the Year Ended
	October 2, 2010
	Historical	Pro Forma
Net income (loss) from continuing operations	$458	$(11,356)
Less allocation to participating securities	(2)	(2)

Available to common shareholders	$456	$(11,358)

Earnings from discontinued operations net of income taxes	$15	$15
Less allocation to participating securities	—	—

Available to common shareholders	$15	$15

Net earnings (loss)	$473	$(11,341)
Less allocation to participating securities	(2)	(2)

Available to common shareholders	$471	$(11,343)

Basic weighted average shares outstanding	17,466	17,466
Dilutive effect of stock-based compensation	98	—

Diluted weighted average shares outstanding	17,564	17,466

Per share basic:
Earnings (loss) from continuing operations	$0.03	$(0.65)
Earnings from discontinued operations	—	—

Net earnings (loss)	$0.03	$(0.65)

Per share diluted:
Earnings (loss) from continuing operations	$0.03	$(0.65)
Earnings from discontinued operations	—	—

Net earnings (loss)	$0.03	$(0.65)